UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PINEAPPLE EXPRESS CANNABIS COMPANY

(Exact name of registrant as specified in its charter)

Nevada	93-2258833
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

10351 Santa Monica Blvd., Suite 420 Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(888) 245-5703

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each Exchange on which each class is to be registered
Ordinary Shares, par value $0.001	OTC Markets

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223963.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of common stock to be registered hereunder, par value $0.02 per share, of Pineapple Express Cannabis Company, a Nevada company (the “Registrant”), as included under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as amended, initially filed by the company’s predecessor, Minaro Corp., with the Securities and Exchange Commission (the “Commission”) on March 28, 2018 and originally declared effective on August 8, 2018 (Registration No. 333-223963), including it amendments and exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on OTC Markets, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2023	PINEAPPLE EXPRESS CANNABIS COMPANY

	By:	/s/ Matthew Feinstein
Matthew Feinstein
Chief Executive Officer, President and Interim Chief Financial Officer (principal executive officer, principal financial office and principal accounting officer)